Exhibit to Question 77C on Form N-SAR

A Special Meeting of the Shareholders was held on February 8, 2006. The following represents the results of the proposal voted on:

Proposal #1 - to elect seven nominees to the Board of Directors.

DEWITT F. BOWMAN
                  No. of Shares       % of Outstanding     % of Shares
                                          Shares              Voted
Affirmative       25,643,745.054          67.108             97.770
Withhold             584,885.843           1.530              2.230
Total             26,228,630.897          68.638            100.00

LAWRENCE E. DAVANZO
                 No. of Shares        % of Outstanding     % of Shares
                                          Shares              Voted
Affirmative       25,654,756.654          67.137             97.812
Withhold             573,874.243           1.501              2.188
Total             26,228,630.897          68.638            100.00

ROGER A. FORMISANO
                No. of Shares         % of Outstanding     % of Shares
                                          Shares              Voted
Affirmative      25,650,025.654          67.124              97.794
Withhold            578,605.243           1.514               2.206
Total            26,228,630.897          68.638             100.00

CYNTHIA A HARGADON
                No. of Shares        % of Outstanding      % of Shares
                                         Shares              Voted
Affirmative      25,653,970.654          67.135             97.809
Withhold            574,660.243           1.503              2.191
Total            26,228,630.897          68.638            100.00

RICHARD A. HOLT
               No. of Shares         % of Outstanding      % of Shares
                                         Shares              Voted
Affirmative      25,649,486.654         67.123              97.792
Withhold            579,144.243          1.515               2.208
Total            26,228,630.897         68.638             100.00

HARRIET A RUSSELL
               No. of Shares         % of Outstanding      % of Shares
                                         Shares              Voted
Affirmative      25,649,027.654         67.122             97.790
Withhold            579,603.243          1.516              2.210
Total            26,228,630.897         68.638            100.00

GEORGE J. ZOCK
              No. of Shares         % of Outstanding     % of Shares
                                        Shares             Voted
Affirmative     25,649,486.654          67.123            97.792
Withhold           579,144.243           1.515             2.208
Total           26,228,630.897          68.638           100.00

Totals:

                            Shares
Record Total            38,212,788.534
Voted Shares            26,228,630.897
Percent Voted           68.638%